UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 22, 2026
Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)
_________________________________________________

Delaware		1-4879	34-0183970

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

350 Orchard Avenue NE
North Canton,	Ohio		44720-2556

(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Diebold Nixdorf, Incorporated (the “Company”) Annual Meeting of Stockholders held on May 22, 2026, the Company’s stockholders: (1) elected each of the Board’s eight (8) nominees for director to serve one-year terms or until the election and qualification of a successor; (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2026; and (3) approved, on an advisory basis, the Company’s named executive officer compensation. These proposals are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed April 2, 2026.

Set forth below are the final voting results for each proposal:

Proposal 1: Election of each of the Board’s eight (8) nominees for director

Nominee	For	Against	Abstain	Broker Non-Vote
Arthur F. Anton	32,333,928	510,539	24,610	440,216
Patrick J. Byrne	32,684,043	181,355	3,679	440,216
Matthew J. Espe	32,347,049	497,575	24,453	440,216
Mark Gross	30,877,221	1,967,403	24,453	440,216
Maura A. Markus	32,862,306	3,979	2,792	440,216
Octavio Marquez	32,857,277	9,133	2,667	440,216
David H. Naemura	32,849,137	17,293	2,647	440,216
Dr. Colin J. Parris	32,360,315	481,336	27,426	440,216

Proposal 2: Ratification of Appointment of KPMG LLP

For	Against	Abstain
32,979,489	325,456	4,388

Proposal 3: Advisory Approval of Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Vote
32,241,421	252,265	375,391	440,216

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
Date:	May 26, 2026	By:	/s/ Elizabeth C. Radigan
			Name:	Elizabeth C. Radigan
			Title:	Executive Vice President, Chief Administrative Officer and Secretary